Exhibit 10.1

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (“Agreement”) is made effective as of March 10, 2026 (the “Effective Date”) by and between DevvStream Corp., an Alberta corporation (the “Company”), Focus Impact Partners, LLC, a Delaware limited liability company (“FIP”), and Focus Impact Sponsor, LLC, a Delaware limited liability company (“FIS” and collectively with FIP, “Focus Impact”).

WHEREAS, the Company has entered into certain Secured Convertible Notes (the “Convertible Notes”) with Focus Impact, including those set forth in Exhibit A attached hereto, pursuant to which it owes Focus Impact $4,490,736 as of the Effective Date, which amount, the Parties agree, includes 100% of the outstanding principal amount of the Convertible Notes plus all accrued interest thereon as of the Effective Date (the “Outstanding Note Obligation”);

WHEREAS, the Company has entered into a Strategic Consulting Agreement as of November 13, 2024 with FIP (the “Consulting Agreement”), pursuant to which it owes FIP $1,000,000 in consulting fees as of the Effective Date (the “Accrued Fee” and collectively with the Outstanding Note Obligation, the “Converted Amount”);

WHEREAS, the parties hereto (the “Parties”) wish to convert the entire $5,490,736 Converted Amount into Common Shares of the Company on the term set forth below; and

 WHEREAS, in order to induce Focus Impact to convert the Converted Amount effective as of the Effective Date, the Company has agreed, effective as of the Effective Date, to lower set the conversion price of the Converted Amount to $0.9026 per share, which is a price per share that is in excess of the Minimum Price  (as defined below) contemplated by Nasdaq Rule 5635(d) as of the Effective Date;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.           Conversion. Notwithstanding anything to the contrary in the Convertible Notes or the Consulting Agreement, the Parties hereby agree to immediately convert the entire Converted Amount, including all outstanding principal and accrued interest on the Convertible Notes and all Accrued Fees as of the Effective Date, at a conversion price (the “Conversion Price”) of $0.9026 per share, which reflects the Company’s 20-trading-day volume-weighted average price calculated using end-of-day Close and Volume for the 20 trading days ending March 5, 2026, into a total of 6,083,244 Common Shares (the “Conversion Shares”) of the Company, with 3,556,839 shares being issued to FIS and 2,526,405 shares being issued to FIP, in full satisfaction of all amounts, due, owing or outstanding under the Convertible Notes and the Consulting Agreement, including all outstanding principal and accrued interest on the Convertible Notes and all Accrued Fees, as of the Effective Date. The Parties agree and acknowledge that that the Conversion Price exceeds the “Minimum Price”, as of the Effective Date, as defined in Nasdaq Rule 5635(d).  For purposes of Rule 5635(d), (A) “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of this Agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of this Agreement.

2.          Deliveries. Within three business days of the Effective Date, the Company shall deliver to FIS and FIP the Common Shares to which they each are entitled pursuant to this Agreement and FIS and FIP will deliver to the Company the Convertible Notes for cancellation.

3.           Release of Liens. Effective as of the Effective Date, all security interest granted to Focus Impact, including without limitation pursuant to the Security Agreement dated as of December 18, 2024 among the Company, FIP and FIS is hereby terminated and Focus Impact agrees that the Company may file UCC-3 termination statements recording the release of all liens related to the Convertible Notes.

4.          Registration Rights. If at any time after the Effective Date the Company receives a written request from FIP that the Company file a registration statement under the Securities Act (as defined below) covering the registration of the resale of the Conversion Shares, then the Company shall, within 60 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of this Agreement and applicable securities laws, use its commercially reasonable efforts to file a Registration Statement on Form S-3 (or Form S-1 if Form S-3 is unavailable) with the SEC covering the resale of the Conversion Shares. Additionally, if the Company proposes to register any of its securities under the Securities Act in connection with the public offering of such securities, the Company shall, at such time, promptly give FIP written notice of such registration. Upon the written request of FIP given within 10 days after the delivery of such notice, the Company shall, subject to the provisions of this Agreement, use its commercially reasonable efforts to cause the resale of the Conversion Shares to be registered in such registration statement, subject to customary underwriter lock up and share limitation provisions. The Company will pay all customary registration expenses (legal, accounting, filing fees), excluding underwriting discounts associated with any such registration, and will indemnify FIP and FIS against damages arising from material misstatements in such registration statement, other that information contained therein that is provided to the Company by FIP or FIS.

5.            Representations and Warranties of the Company. The Company hereby represents and warrants to Focus Impact as follows:

5.1          Authorization. All corporate action has been taken on the part of the Company necessary for the authorization, execution and delivery of this Agreement. This Agreement has been duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

5.2         Offering. The Conversion Shares issued to Focus Impact pursuant to this Agreement are duly and validly issued, fully paid and non-assessable. Subject to Focus Impact’s representations contained herein, the offer, issuance and sale of Conversion Shares are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) and all other all applicable federal and state securities laws.

5.3         No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby  will not (i) result in a violation of the Company’s Certificate of Incorporation, Bylaws or other organizational documents (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company.

6.            Representations and Warranties of Focus Impact. Each of FIP and FIS hereby represents and warrants to the company as follows:

6.1        Authorization. All limited liability company action has been taken on the part of each of FIP and FIS necessary for the authorization, execution and delivery of this Agreement. This Agreement has been duly executed and delivered by each of FIP and FIS, and each constitutes the legal, valid and binding obligations of FIP and FIS, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

6.2        Purchase Entirely for Own Account. Each of FIP and FIS is acquiring the Conversion Shares for investment for their own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Neither FIP nor FIS has any present intention of selling, granting any participation in, or otherwise distributing the Conversion Shares.

6.3        Disclosure of Information. Each of FIP and FIS has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Conversion Shares with the Company’s management and have had an opportunity to review the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the financial statements and all risk factors contained therein. Each of FIP and FIS understands that its investment in the Conversion Shares involves a high degree of risk. Each of FIP and FIS has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Conversion Shares.

6.4          Restricted Securities. Each of FIP and FIS understands that the Conversion Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of their representations as expressed herein. Each of FIP and FIS understands that the Conversion Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, they must hold the Conversion Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each of FIP and FIS acknowledges that the Company has no obligation to register or qualify the Conversion Shares. Each of FIP and FIS further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Conversion Shares, and on requirements relating to the Company which are outside of Each of FIP’s and FIS’ control, and which the Company is under no obligation and may not be able to satisfy.

6.5          Legends. Each of FIP and FIS understands that the  Conversion Shares and any securities issued in respect of or exchange for the Conversion Shares, may bear one or all of the following legends:

(a)          “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(b)          Any legend required by the securities laws of any state to the extent such laws are applicable to the Conversion Shares.

6.6         Accredited Investor. Each of FIP and FIS is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

6.7        Reliance on Exemptions.  Each of FIP and FIS understands that the Conversion Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and their compliance with, the representations, warranties, agreements, acknowledgments and understandings of FIP and FIS set forth herein in order to determine the availability of such exemptions and the eligibility of FIP and FIS to acquire the Conversion Shares.

7.            Miscellaneous.

7.1         Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

7.2         Choice of Law.  This Agreement has been executed, delivered and accepted in, and shall be deemed to have been made in, New York and shall be governed by and construed and enforced in accordance with the Laws of the State of New York.

7.3          Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR ANY PROCEEDING TO WHICH THE COMPANY OR ANY PARTY IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COMPANY OR ANY PARTY.

7.4        Severability.  To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7.5        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic (“pdf” or “tiff”) format shall be effective as delivery of a manually executed counterpart to this Agreement or electronic signatures, if applicable.

7.6         Amendments and Waivers.  Neither this Agreement nor any provision hereof may be waived, amended, extended, restated, amended and restated, modified, supplemented or terminated except pursuant to an agreement or agreements in writing by all the Parties.  No such waiver, amendment, extension, restatement, amendment and restatement, modification, supplement or termination shall be binding upon Company, except with its prior written consent.

7.7          Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and by the respective permitted successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement

7.8         Fees and Expenses. At the Closing, each Party shall each pay its own fees and expenses, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

7.9          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.10      Survival of Warranties. Unless otherwise set forth in this Agreement, the representations, warranties, covenants and agreements of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Focus Impact Sponsor, LLC

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Partner

Focus Impact Partners, LLC

By:	/s/ Wray Thorn
Name:	Wray Thorn
Title:	Authorized Signatory

DevvStream Corp.

By:	/s/ Sunny Trinh
Name:	Sunny Trinh
Title:	Chief Executive Officer

Exhibit A

List of Convertible Notes

•	5.30% Secured Convertible Note, in the original principal amount of $3,000,000, dated November 13, 2024, in favor of Focus Impact Sponsor, LLC.

•	5.30% Secured Convertible Note, in the original principal amount of $982,150, dated November 13, 2024, in favor of Focus Impact Partners, LLC.

•	5.30% Secured Convertible Note, in the original principal amount of $218,000, dated March 19, 2025, in favor of Focus Impact Partners, LLC.